Exhibit 10.3

                                   PROMISSORY NOTE

Principal Amount:                                  Effective as of:


US $  94,201.00                                       September 30, 2005



Amount; Interest Rate        FOR VALUE RECEIVED, Brooklyn Cheesecake &
                             Desserts Company, Inc., a corporation
                             organized and existing under the laws of New
                             York, with offices at 20 Passaic Avenue,
                             Fairfield, New Jersey 07004 (the "Obligor"), promises to pay to the order of Anthony
                             Merante, residing at 46 Davenport Road,
                             Yonkers, New York 10710 (the "Payee"), the principal sum of Forty One Thousand Two
                             Hundred and 49 Cents United States
                             Dollars(US$41,200.49), and interest on the outstanding principal balance from the date hereof at the rate of eight and one half percent (8.5%) per annum.

Payment Schedule             This note shall be payable upon demand of
                             lender.

Default If any of the following events shall occur, the outstanding principal balance of this note together with accrued interest thereon shall, on demand by the Payee of this note, be due and payable: any amount owing under this note is not paid when due; a default under any other provision of this note or under any guarantee or other agreement providing security for the payment of this note; a breach of any representation or warranty under this note or under any such guarantee or security agreement; the liquidation, dissolution, death, or incompetency of the Obligor or any individual, corporation, partnership, or other entity guaranteeing or providing security for the payment of this note; a sale of a material or substantial portion of the business and assets of the Obligor or any corporation, partnership, or other entity guaranteeing or providing security for the payment of this note; a merger, consolidation, or acquisition of the Obligor or any corporation, partnership, or other entity guaranteeing or providing security for the payment of this note; a change in ownership of the Obligor or any


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                             corporation, partnership, or other entity
                             guaranteeing or providing security for the payment of this note wherein 50% ownership of all classes of shares or interests of the Obligor or any corporation, partnership, or other entity guaranteeing or providing security for the payment of this note is held by any group of business entities or individuals, which in combination with each other number six (6) or fewer; a change in control of the Obligor or any corporation, partnership, or other entity guaranteeing or providing security for the payment of this note wherein 50% control of the voting rights of all classes of shares or interests of the Obligor or any corporation, partnership, or other entity guaranteeing or providing security for the payment of this note is held by any group of business entities or individuals, which in combination with each other number six (6) or fewer; a change in the membership of the Board of Directors, partners, or members of the Obligor or any corporation, partnership, or other entity guaranteeing or providing security for the payment of this note wherein any current Board Members duly serving on the Board of Directors, partners, or members as of the date of this Agreement no longer comprise two thirds (?) of the entire Board of Directors, partnership, or membership of the Obligor or any corporation, partnership, or other entity guaranteeing or providing security for the payment of this note; the filing of a petition under any bankruptcy, insolvency, or similar law by the Obligor or by any individual, corporation, partnership, or other entity guaranteeing or providing security for the payment of this note; the making of any assignment for the benefit of creditors by the Obligor or by any individual, corporation, partnership, or other entity guaranteeing or providing security for the payment of this note; the filing of a petition under any bankruptcy, insolvency, or similar law against the Obligor or against any individual, corporation, partnership, or other entity guaranteeing or providing security for the payment of this note and such petition not being dismissed within a period of thirty (30) days of the filing; the termination or discontinuance of employment, for any reason whatsoever, between the Payee of this note and the Obligor.


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Default Interest             The outstanding balance of any amount owing
                             under this note which is not paid when due shall bear interest at the rate of twelve and a half percent (12.5%) per annum.

Usury Clause                 Notwithstanding any other provision of this
                             note, interest under this note shall not exceed the maximum rate permitted by law; and if any amount is paid under this note as interest in excess of such maximum rate, then the amount so paid will not constitute interest but will constitute a prepayment on account of the principal amount of this note.
                             If at any time the interest rate under this note would, but for the provision of the preceding sentence, exceed the maximum rate permitted by law, then the outstanding principal balance of this note shall, on demand by the Payee of this note, become and be due and payable.

Where to Make Payments       All payments of principal and interest shall
                             be made in lawful currency of the United
                             States of America by certified check made payable to Anthony Merante and delivered before 11:00 a.m. Eastern Standard or Eastern
                             Daylight time (whichever is then in effect) on the due date thereof at 46 Davenport Road, Yonkers, New York 10710, or in such other manner or at such other place as the Payee of this note designates in writing.

Tax Gross Up                 All payments under this note shall be made
                             without defense, set-off or counterclaim, free and clear of and without deduction for any taxes of any nature now or hereafter imposed.
                             Should any such payment be subject to any tax, the Obligor shall pay to the Payee of this note such additional amounts as may be necessary to enable the Payee to receive a net amount equal to the full amount payable hereunder. As used in this paragraph, the term
                             "tax" means any tax, levy, impost, duty, charge, fee, deduction, withholding, turnover tax, stamp tax and any restriction or condition resulting in a charge imposed in any jurisdiction upon the payment or receipt of any amount under this note.

Expenses The Obligor agrees to pay on demand (i) all expenses (including, without limitation, legal fees and disbursements) incurred in connection with the negotiation and preparation of this note and any documents in connection with this note, and (ii) all expenses of collecting and enforcing this note and any guarantee or collateral securing this note, including, without limitation, expenses, and fees of legal counsel, court costs, and the cost of appellate proceedings.


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Governing Law                This note and the obligations of the Obligor
                             shall be governed by and construed in
                             accordance with the laws of the State of New
                             York, except that no choice of law doctrine shall be used to apply the laws of another jurisdiction. For purposes of any proceeding involving this note or any of the obligations of the Obligor, the Obligor hereby submits to the non-exclusive jurisdiction of the courts of the State of New York and of the United States having jurisdiction in the County of New York, State of New York, and agrees not to raise and waives any objection to or defense based upon the venue of any such court and any objection or defense based upon forum non conveniens. The Obligor agrees not to bring any action or other proceeding with respect to this note or with respect to any of its obligations in any other court unless such courts of the State of New York and of the United States determine that they do not have jurisdiction in the matter.

Waiver of Presentment, Etc.  The Obligor waives presentment for payment, demand, protest and notice of protest and of non-payment.

Delay; Waiver                The failure or delay by the Payee of this note
                             in exercising any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. The
                             Payee of this note may not waive any of its rights except by an instrument in writing signed by the Payee.

Prepayment                   The Obligor may prepay all or any portion of
                             the principal of this note at any time and from time to time without premium or penalty.
                             Any such prepayment shall be applied against the installments of principal due under this note in the inverse order of their maturity and shall be accompanied by payment of accrued interest on the amount prepaid to the date of prepayment.

Rights and Remedies          The rights and remedies provided in this note
                             are cumulative and not exclusive of any rights or remedies provided by law or by any other agreement. The Payee will not be required to resort to or pursue any of its rights or remedies under or with respect to any other note, agreement, or with respect to any other collateral, guarantee, or other security before pursuing any of its rights or remedies under this note. The Payee may pursue its rights and remedies in such order as it determines.


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Amendment                    This note may not be amended without the
                             written approval of the Payee.

Section Headings             Section headings are for purposes of
                             convenience only and shall have no bearing on the interpretation of any provision in this note.

Severability                 If any provision of this note or the
                             application of any such provision to any person or circumstance is held invalid, the remainder of this note, and the application of such provision other than to the extent it is held invalid, shall not be invalidated or affected thereby.

Entire Note                  This note constitutes the entire note and
                             supersedes any and all prior agreements or understandings, whether written or oral. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein.

Pronouns All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the person or persons may require.

Rules of Construction        Each of the parties hereto has reviewed this
                             note and agrees that the normal rule of
                             construction that any ambiguity or uncertainty in a writing be interpreted against the party drafting the writing shall not apply in any action or proceeding involving this note.

Successors                   This note shall be binding upon and inure to
                             the benefit of permitted successors and
                             assigns, heirs, executors, and administrators of the respective parties. Neither the Obligor nor the Payee may, without the other's prior written consent, transfer or assign any rights or obligations under this note.

Acknowledgment               The parties hereto acknowledge that they have
                             read and understand this note and agree to be bound by its terms and conditions.

Execution                    This note may be executed in counterparts, and
                             as so executed shall constitute one note binding on the parties.


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                                      OBLIGOR
                                      Brooklyn Cheesecake & Desserts Co.
                                      Inc.

                                      By: _________________________

                                      Name: Ronald L. Schutte

                                      Title: Chief Executive Officer



CONFIRMATION

IN WITNESS WHEREOF, on behalf of and upon due authorization from the Board of Directors of Brooklyn Cheesecake & Desserts Company, Inc., and after disclosure by Anthony Merante, that he is an interested director, the director below has read, understands, and confirms this Agreement as of the date first written above.

By: ___________________________
Name:
Title: Director